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                                                                     EXHIBIT 5.1



October 10, 2003

Esperion Therapeutics, Inc.
3621 South State Street
695 KMS Place
Ann Arbor, Michigan  48108

Re: Public Offering of up to 25,000 Shares of Common Stock of Esperion Therapeutics, Inc.

Dear Sir or Madam:

We have acted as counsel to Esperion Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of up to 25,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), to be sold in a public offering by a stockholder of the Company (the "Selling Stockholder"). The Selling Stockholder currently beneficially owns 6,738 of the Shares, and the remaining Shares may be issued to the Selling Stockholder in the future.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Certificate of Incorporation, as amended to date;
(c) the Company's Bylaws, as amended to date; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; and
(e) such records, documents, statutes as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, and in reliance thereon, we are of the opinion that
(i) the Shares currently issued and outstanding, held by the Selling Stockholder, were duly authorized and were legally issued, and are fully paid and non-assessable, and (ii) the remaining Shares, when sold by the Selling Stockholder in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving such opinion and consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.


Very truly yours,

/s/Morgan, Lewis & Bockius LLP




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